EXHIBIT A
AGREEMENT FOR JOINT FILING OF SCHEDULE 13G


The undersigned hereby agree that the Schedule 13G being filed with the Securities and Exchange Commission to report their beneficial ownership of more than 5% of the common shares of Winton Financial Corporation, an Ohio corporation, shall be, and is, filed on behalf of each of the undersigned.

FIRSTAR BANK, N.A.

By: 	/s/Janet R. McDonald
Dated February 10, 2000


FIRSTAR CORPORATION

By:  /s/Janet R. McDonald
Dated February 10, 2000


WINTON FINANCIAL CORPORATION
EMPLOYEE STOCK OWNERSHIP PLAN

By: Firstar Bank, N.A., Trustee

By: /s/Paul A. Carl, Trustee
Dated February 10, 2000